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                                                              EXHIBIT 10.4

                                Stage II Apparel Corp.

                        1998 NONQUALIFIED STOCK OPTION PLAN-A
                                   OPTION AGREEMENT



     OPTION AGREEMENT dated as of May 11, 1998 (the "Effective Date") between Stage II Apparel Corp., a New York corporation (the "Company"), and the undersigned option holder (the "Optionee").

     In consideration of the services to be rendered to the Company by the Optionee and to provide the Optionee with a greater interest as a shareholder in the success of the Company, the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board") has granted to the Optionee an option to purchase shares of SA Common in accordance with the provisions of the Company's 1998 Nonqualified Stock Option Plan-A (the "Plan"). Accordingly, the parties hereto agree as follows.

1    Grant of Option. The Company, by action of the Committee, hereby grants to the Optionee the right and option (the "Option") to purchase the number of shares of SA Common (the "Option Shares") at the exercise prices and during the periods set forth below:


                                     Vesting Date--         Expiration Date--
Option Shares Subject         Years After       Exercise    Years After
Series         To Option      Effective Date     Price      Effective Date
------         ---------      --------------    --------    ---------------

A              300,000             One            $.75           Five
B              300,000             Two            $.75           Six
C              300,000             Three          $.75           Seven



2    Exercise of Option.

     (1) At any time after a vesting date set forth in Section 1, the vested portion of the Option shall be exercisable in whole or in part until the expiration date for that Option Series set forth in Section 1. Each Option Series shall be subject to accelerated vesting pursuant to Section 7 of the Plan.

     (2) To the extent vested, the Option may be exercised by the Optionee delivering to the Company a written notice (an "Exercise Notice") signed by the Optionee stating the number of Option Shares that the Optionee has elected to purchase and accompanied by payment (in the form prescribed by Section 9 of the Plan) of an amount equal to the full purchase price for the Shares to be purchased. Following receipt by the Company of the Exercise Notice and full

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payment of the purchase price for the Option Shares covered thereby, the
Company shall instruct its transfer agent to issue, as soon as practicable, a certificate representing the Option Shares so purchased in the name of the Optionee or any nominee designated in the Exercise Notice and to deliver the certificate to the Optionee or any designated nominee.

3    Non-Transferability of Option.  The Option is not be transferable other than by will or by the laws of descent and distribution and may be exercised during the Optionee's lifetime only by the Optionee.

4    Incorporation of Plan.  The Option is subject to, and governed by, the terms and conditions of the Plan, which are hereby incorporated by reference.
 This Agreement, including the Plan incorporated by reference herein, is the entire agreement among the parties with respect to the subject matter and supersedes all prior agreements and understandings.

5    Governing Law.  This Agreement, as well as the grant of the Option and issuance of the Shares, shall be governed by and construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                             STAGE II APPAREL CORP.

                             By:__________S/_____________________
                                  Jack Clark, Chairman

                                  Optionee:

                             _____________S/_____________________
                                       Richard Siskind